INVESTOR PRESENTATION z Data as of September 30, 2020 - Unless otherwise noted.

Forward-Looking Statements This presentation may contain forward-looking statements with respect to the Corporation’s financial condition, results of operations and business. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as "may," "should," "will," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future," "intends," “projects,” the negative of these terms and other comparable terminology. These forward looking statements may include projections of, or guidance on, the Corporation’s future financial performance, expected levels of future expenses, including future credit losses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in the Corporation’s business or financial results. In addition, management’s Q4 2020 Outlook contained herein is comprised of forward-looking statements. Forward-looking statements are neither historical facts, nor assurance of future performance. Instead, they are based on current beliefs, expectations and assumptions regarding the future of the Corporation’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Corporation’s control, and actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. Any forward-looking statement is based only on information currently available and speaks only as of the date when made. The Corporation undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A discussion of certain risks and uncertainties affecting the Corporation, and some of the factors that could cause the Corporation’s actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 and other current and periodic reports, which have been or will be filed with the Securities and Exchange Commission and are or will be available in the Investor Relations section of the Corporation’s website (www.fult.com) and on the Securities and Exchange Commission’s website (www.sec.gov ). The Corporation uses certain non-GAAP financial measures in this presentation. These non-GAAP financial measures are reconciled to the most comparable GAAP measures at the end of this presentation. 2

Why Fulton?  Deep Executive Bench with Continuity  Valuable Franchise in Attractive Markets  Relationship Banking Strategy Focused on the Customer Experience  Granular, Well-Diversified Loan Portfolio  Attractive Core Deposit Profile  Solid Asset Quality and Reserves  Prudent Expense Management with Opportunities to Improve  Strong Capital Position  Strong and Diverse Liquidity Position 3

Deep Executive Bench With Continuity Years in Financial Prior Name Position Years at Fulton Services Experience Phil Wenger Chairman/CEO 41 41 Various roles since joining in 1979 Curt Myers President/COO 30 30 Various roles since joining in 1990 PwC, Banking and Investment Banking; Joined Mark McCollom (1) Chief Financial Officer 2 32 Fulton in November 2017 Meg Mueller Head of Commercial Banking 24 34 Various roles since joining in 1996 Angela Snyder Head of Consumer Banking 18 35 Various roles since joining in 2002 Angie Sargent Chief Information Officer 28 28 Various roles since joining in 1992 Betsy Chivinski (2) Chief Risk Officer 26 38 Various roles since joining in 1994 (1) Includes years of service in public accounting and investment banking as a financial services industry specialist. 4 (2) Includes years of service in public accounting as a financial services industry specialist.

A Valuable Franchise

- ~220 financial centers throughout the Mid-Atlantic
- Asset size of $25.5 billion
- 3,400+ team members [(1)]
- Market capitalization of ~ $1.5 billion [(2)]
- Opportunity to meaningfully grow our market share[(3)]
  - *~16.4% deposit market share across the 15 counties where we have a Top 5 deposit market share; Represents 57% of our total deposits*
  - *~0.7% deposit market share across the 32 counties where we <u>do not</u> have a Top 5 deposit market share; Represents 43% of our total deposits*



Lycoming
Columbia
Montour
Centre
Union
Snyder
Northumberland
Schuylkill
Northampton
Lehigh
Warren
Morris
Hunterdon
Somerset
Dauphin
Lebanon
Berks
Bucks
Middlesex
Mercer
Monmouth
Montgomery
Cumberland
Lancaster
Chester
Philadelphia
York
Burlington
Ocean
Camden
Gloucester
Salem
Washington
Cecil
New Castle
Atlantic
Baltimore
Frederick
Cumberland
Baltimore City
Howard
Montgomery
Anne Arundel
Prince Georges
Fairfax
Sussex
Albemarle
Henrico

(1) Average full-time equivalent employees at September 30, 2020. (2) Shares outstanding and closing price as of September 30, 2020 (3) Data as of June 30, 2020 per S&P Global Market Intelligence ; Map includes Fulton Financial counties with a financial center and/or a loan production office ("LPO"), and incorporated cities in MD and VA with a financial center and/or LPO and removes online only bank deposits.

FULTON FINANCIAL CORPORATION

5

Strong Position In Attractive & Stable Markets

Metropolitan Statistical Area (MSA)	Fulton Financial Corporation Market Rank	Fulton Financial Corporation Total Active Branches 2020	Fulton Financial Corporation Total Deposits 2020 ($000)	Fulton Financial Corporation Total Deposit Market Share 2020	Market Total Active Branches 2020	Market Total Deposits 2020 ($000)	Market Median Household Income Current ($)	Projected Household Income Growth	Projected Market Population Growth
Lancaster, PA	1	23	4,021,550	28.52%	174	14,102,995	72,498	12.81%	1.72%
Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	15	55	3,933,138	0.97%	1,594	403,935,067	75,304	9.40%	0.95%
Allentown-Bethlehem-Easton, PA-NJ	4	20	1,770,982	8.79%	227	20,149,702	70,959	9.11%	1.14%
New York-Newark-Jersey City, NY-NJ-PA	103	24	1,600,007	0.05%	4,983	3,308,796,968	86,466	11.67%	0.18%
Baltimore-Columbia-Towson, MD	11	17	1,320,474	1.40%	652	94,439,541	87,338	9.81%	1.43%
York-Hanover, PA	3	11	1,173,150	12.98%	115	9,037,888	71,345	11.31%	1.29%
Harrisburg-Carlisle, PA	6	9	1,066,947	5.81%	168	18,357,850	69,945	8.66%	1.97%
Lebanon, PA	1	8	931,437	35.62%	37	2,615,168	66,546	9.86%	2.27%
Reading, PA	6	9	880,538	4.85%	109	18,139,375	69,121	10.04%	1.03%
Hagerstown-Martinsburg, MD-WV	2	8	569,122	12.20%	77	4,663,025	64,941	8.53%	2.81%
Top 10 Fulton Financial Corporation MSAs (1)		***184***	***17,267,345***	***0.44%***	***8,136***	***3,894,237,579***	***73,446***	***10.17%***	***0.59%***
Total Franchise		***223***	***19,978,600***	***0.43%***	***10,881***	***4,672,584,791***	***67,778***	***8.24%***	***1.27%***
Nationwide							***67,761***	***9.01%***	***2.91%***

__Note:__ Data as of June 30, 2020 per S&P Global Market Intelligence.

(1) Median HH Income, 2021 – 2026 Projected Population Change and Projected HH Income Change are weighted by deposits in each MSA.

6

FULTON FINANCIAL CORPORATION

Extending Footprint Into Fast Growing Urban Markets

Philadelphia, PA County Deposit Market Share – Top 20

Total Deposit Rank 2020	Regulatory Industry	Parent Company Name	Total Active Branches 2020	Total Deposits 2020 ($000)	Total Deposit Market Share 2020 (%)
1	Bank	PNC Financial Services Group Inc.	36	13,920,766	21.26
2	Bank	Bank of America Corp.	18	13,790,671	21.06
3	Bank	Wells Fargo & Co.	38	13,003,250	19.86
4	Bank	Citizens Financial Group Inc.	44	7,676,134	11.72
5	Bank	Toronto-Dominion Bank	21	4,079,901	6.23
6	Bank	Banco Santander SA	20	3,837,095	5.86
7	Thrift	WSFS Financial Corp.	13	1,279,440	1.95
8	Bank	M&T Bank Corp.	6	1,268,193	1.94
9	Savings Bank	Firstrust Savings Bank	5	1,135,483	1.73
10	Bank	Truist Financial Corp.	9	1,047,524	1.60
11	Bank	Republic First Bancorp Inc.	7	883,448	1.35
12	Bank	Prudential Bancorp Inc.	8	669,973	1.02
13	Bank	Univest Financial Corp.	7	566,768	0.87
14	Bank	HSBC Holdings PLC	1	401,718	0.61
15	Bank	JPMorgan Chase & Co.	12	276,126	0.42
16	Bank	Bryn Mawr Bank Corp.	5	249,113	0.38
17	Bank	Asian Financial Corp.	2	192,046	0.29
18	Savings Bank	United Savings Bank	3	182,205	0.28
19	Bank	S&T Bancorp, Inc.	2	173,351	0.26
20	Bank	Hyperion Bank	1	142,402	0.22
		All Others	29	706,903	1.08
		Total - Philadelphia County	***287***	***65,482,510***	***100.00***

Commentary

- Philadelphia is a natural extension of our current footprint
  - Opened 3 financial centers in 2019
  - 1 financial center targeted to open in 2021
- No bank of Fulton's size in Philadelphia
  - The top 5 banks have ~80% of the deposit market share
  - Presents a tremendous growth opportunity for Fulton
- Health Care, Technology and Professional Services are major economic forces, which are target business segments for Fulton
- The Philadelphia-Camden-Wilmington MSA is a large economic region with GDP of over $440bn, and is the 8th largest metropolitan area in the U.S[(1)]
- Baltimore is another targeted area for growth
  - Opened 1 financial center and 1 loan production office in 2019; 1 financial center in 2020
  - 2 financial centers opening in 2021

Note: Deposit data as of June 30, 2020 per S&P Global Market Intelligence (excludes non-retail deposits and closed/proposed branches).

(1) 2018 advance statistics; source: U.S. Bureau of Economic Analysis.

7

FULTON FINANCIAL CORPORATION

Strategic Initiatives Support Our Relationship Banking Strategy

Purpose — We Change Lives for the Better

Strategic Filter

- SIMPLIFY ON THE INSIDE
- DIFFERENTIATE ON THE OUTSIDE
- EXECUTE WITH EXCELLENCE

GROWTH STRATEGIES

- Investing in talent for growth in targeted markets and businesses.
- Investing in digital capabilities to enable Fulton to incrementally acquire new relationships and cross-sell existing clients and leverage customer intelligence capabilities.
- Differentiating Fulton in serving all segments of communities through execution and expansion of Fulton Forward®.
- Implementing new branch formats/designs.



Our Culture - Fulton Experience
Consumer
Customer &
Community
Commercial
Fulton Forward®

OPERATIONAL EXCELLENCE

- Advancing business line structure and charter consolidation.
- Focus on consistency and effectiveness across all operations areas through enterprise process design, improvement and automation (workflow, RPA, AI).
- Developing an enterprise technology strategy including defining the future state platform and execution roadmap.

EFFECTIVE RISK MANAGEMENT AND COMPLIANCE

- Sustaining risk management, compliance and systems to ensure stakeholder expectations are met.
- Implementing technology enhancements to limit manual controls and enable on-going monitoring.

Outcomes

- GROWTH
- OPERATIONAL EXCELLENCE
- RISK & COMPLIANCE

TALENT STRATEGY & TECHNOLOGY STRATEGY

8

FULTON FINANCIAL CORPORATION

Fulton Has Made Significant Investments To Enhance Its Digital Capabilities Commercial Online Commercial Loan Mortgage Loan NewPurchaseBanking Website Platform Origination System Origination System 2017 2019 2020  Best-in-class online platform for  Streamlines commercial  Cloud-based loan origination customers to track, manage, and underwriting process to condense system with a network of grow their business timeline from application to close integrated partners  Integrates easily with other  Integrates with CRM platform to  Provides an enhanced customer platforms such as QuickBooks® streamline processes and keep experience with the right blend of customers more informed human interaction and mobile technology 9

Optimizing Our Financial Center Network Optimizing our financial center network has:  Moved us towards multiple financial center types vs. a one-size-fits-all model  Given us greater ability to re-invest in people & digital transactions  Oriented the financial center as a primary touchpoint enabling higher- value activities geared towards advice and sales  Created greater focus on customer experience in the financial centers  Closed 44 financial centers and upgraded 56 financial centers to the new format since 2014  Announced the closure of 21 financial centers in early 2021 10 Note: Closed financial center information is net of new openings as of September 30, 2020.

Granular, Well-Diversified Loan Portfolio  Average Loans YTD 9/2020 are up 10.5% compared to YTD 9/2019  Excluding PPP loans, average loans YTD 9/2020 are up 3.9% compared to YTD 9/2019  Yields have declined in 2020, partially offset by declines in deposit costs $18.0 $18.0 5.00% $0.7 $16.4 $0.9 $15.8 $16.0 $0.7 $15.2 $0.6 $0.9 $14.1 $0.5 $2.8 Total Loan Portfolio Yield (1) $1.0 4.50% $14.0 $0.4 $0.9 $2.4 4.55% $0.8 $1.8 $2.0 4.38% $1.3 $12.0 $1.5 $1.4 $1.5 4.07% $1.6 4.00% $10.0 3.95% $1.7 $5.4 $4.2 $4.3 $4.5 $8.0 Balances Portfolio Loan Average $4.2 3.69% 3.50% $6.0 $6.3 $6.5 $6.9 $5.6 $6.2 $4.0 3.00% 2016 2017 2018 2019 YTD 9/2020 ($ IN BILLIONS) Comm'l Mtg Comm'l Home Equity Res Mtg Construction Consumer/Other FTE loan yield (1) Note : Loan portfolio composition is based on average balances for the years ended December 31, 2016 to 2019 and the nine months ended September 30, 2020. 11 (1) Presented on a fully-taxable equivalent (“FTE”) basis using a 21% and 35% federal tax rate and statutory interest expense disallowances in the 2018 through 2020 periods and the 2016 through 2017 periods, respectively .

Attractive Core Deposit Profile  Steady growth in core deposits  Average Deposits for YTD /2020 are up 14.5% compared to YTD 9/2019  Deposit costs actively managed lower 0.79% $20.0 0.80% $18.9 $18.0 $1.6 $16.8 0.70% $15.8 $ $16.0 $14.6 $15.5 $0.1 $1.5 $- 0.60% $1.4 $- $1.5 $3.8 $14.0 $1.4 0.55% $3.5 Deposit Costs(1) $3.0 $3.0 0.50% $12.0 $2.7 $5.1 0.37% $10.0 $4.0 0.41% 0.40% $4.4 $3.6 $8.0 $3.8 0.31% 0.30% Average Deposit Balances Deposit Average $6.0 $4.2 $4.4 $4.3 $4.2 $5.5 0.20% $4.0 0.10% $2.0 $2.8 $2.7 $2.7 $2.9 $2.6 $- 0.00% 2016 2017 2018 2019 YTD 9/2020 ($ IN BILLIONS) Time Non-Int DDA Int DDA Money Mkt Savings Brokered Deposits Costs (1) Note : Deposit composition is based on average balances for the years ended December 31, 2016 to 2019 and nine months ended September 30, 2020. Average brokered deposits were $49 million for 12 2017, $122 million for 2018, $245 million for 2019 and $300 million for YTD 9/2020. Core Deposits equal total deposits less brokered and time deposits. (1) Deposit costs calculated by dividing interest expense on interest-bearing deposits by total average deposits.

Solid Asset Quality And Reserves Commentary Non-Performing Loans (NPLs) & Allowance/Loans  Growth in allowance for credit losses in 2020 1.75% reflects impact of COVID-19 and adoption of $142.1 $150.0 $139.7 $141.2 (1) $131.6 $134.8 CECL 1.50% $125.0  Selected Industries With Heightened Risk Due to COVID-19 Extensively Reviewed $100.0 1.40% 1.25% $75.0 1.24%  P&I Deferrals and Loans In Forbearance 1.17% 1.00% Continue to Decline $50.0 1.12% 0.97% 0.75% $25.0  We are mindful of where we are in the Loans Non-Performing economic cycle, including considerations for $0.0 0.50% COVID-19 and are continuing to assess and 2016 2017 2018 2019 YTD analyze the loan portfolio for signs of weakness 9/2020(1) or stress NPLs Allowance/Loans ($ IN MILLIONS) (1) Effective January 1, 2020, Fulton adopted Accounting Standards Update 2016-13, “Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments,” 13 referred to as the current expected credit loss model (“CECL”). This accounting standard requires that credit losses for financial assets and off-balance-sheet ("OBS") credit exposures be measured based on expected credit losses, rather than on incurred credit losses as in prior periods.

Prudent Expense Management With Opportunities To Realize Efficiencies Commentary Efficiency Ratio (FTE)  Low rate environment and continued buildout of our 70.0% compliance, risk and technology infrastructures were 68.0% the primary drivers of the increase in the efficiency 66.0% ratio in 2015 64.0% 62.0% ~ $730  Positive operating leverage from 2016 through 2019 million 60.0% reduced the efficiency ratio ~ $610 2014Y 2015Y 2016Y 2017Y 2018Ymillion 2019Y YTD o Closed 44 financial centers, net of new openings, 9/2020 since 2014 Non-Interest Expenses / Average Assets  Our efficiency ratio (FTE) was 64.4% (1) for the nine 3.00% months of 2020, within our goal of 60.0% - 65.0% 2.80%  Announced cost savings initiatives focused on 2.60% Financial Center Optimization, efficient delivery 2.40% systems, reallocation of management responsibilities, and streamlining of functions. 2.20% 2.00%  A portion of the savings to be reinvested to 2014Y 2015Y 2016Y 2017Y 2018Y 2019Y YTD accelerate digital transformation 9/2020(2) (1) Non-GAAP based financial measure. Please refer to the calculation and management’s reasons for using this measure on the slide titled “Non-GAAP Reconciliation” at the end of this presentation. 14 (2) Annualized.

Strong Capital Position COMMENTARY CAPITAL RATIOS (1)  Capital position remains strong  Suspended share repurchases in Mid- 16.00% 13.8% March 14.00%  Dividend elected to remain at $0.13 12.00% $648 quarterly 10.00% 9.6% 9.6% $196  Raised $375 million of subordinated debt $485 8.00% 7.5% in Q1 2020 6.00% $601  Raised $200 million in tier-1 qualifying non-cumulative perpetual preferred stock 4.00% in Q4 2020 2.00% Tier 1 Leverage Tier 1 Risk Based CE Tier 1 Total Risk-Based  Internal stress analyses indicate sufficient Regulatory Minimums Excess(2) capital currently 1) Regulatory capital ratios as of September 30, 2020. 15 2) Excesses shown are to regulatory minimums, including the 250 basis point capital conservation buffer, except for Tier 1 Leverage which is the well-capitalized minimum. Dollars are in millions.

CREDIT DISCLOSURES – ADDITIONAL DETAIL ON DEFERRALS AND SELECT INDUSTRIES (DATA AS OF SEPTEMBER 30, 2020; ALL INDUSTRY CLASSIFICATIONS BASED ON NAICS CODES)

P&I Deferrals and Loans In Forbearance Have Declined As of September 30, 2020 (1) Based on regulatory classifications. (2) Represents the portion of the portfolio balance as of September 30, 2020 that consists of loans that had entered into COVID-19 pandemic-related payment deferral arrangements at any time, including loans for which the payment deferral arrangements expired prior to September 30, 2020 and were not subsequently renewed or extended, and loans for which initial payment deferral arrangements expired prior to September 30, 2020 and the payment deferral arrangements were subsequently renewed or extended. (3) Represents the portion of the portfolio balance as of September 30, 2020 that consists solely of loans for which initial COVID-19 pandemic-related payment deferral arrangements expired prior to September 30, 2020 and the payment deferral arrangement were subsequently renewed or extended. With respect to the residential mortgage portfolio, this includes all loans currently under forbearance, whether initial or extended term. Note: Deferrals generally have a 90 day term. Residential mortgage forbearances generally have a 180 day term. 17

Selected Industries With Heightened Risk Due to COVID-19 Commercial Portfolio – Selected Industries (1) (1) Commercial Portfolio consists of Commercial and Industrial, Commercial Mortgage, and Construction loans to commercial borrowers. Note: "Pass," "Special Mention" and 18 "Substandard or Lower" are the Corporation's internal risk rating categories. Please see Note 1 - Basis of Presentation in the Corporation's Form 10-Q for the quarter ended September 30, 2020 for a description of these categories.

Complete Hotel Portfolio Reviewed With Updated Risk Ratings As of September 30, 2020 • 60 hotel loans totaling $366 million or 2.6% of the portfolio. • Average loan size of $3.0 million. • Approximately 51% of the hotel loans are in a COVID-19 deferral. • Concentration in hotels that primarily rely on leisure segments in “drive-to” markets, which have been recovering faster than those dependent on air travel. • 74% of hotel loan portfolio consists of limited service hotels / extended stay hotels which typically have lower operating costs. • Most loans are backed by experienced hotel operators with positive global cash flow and liquidity. Majority of the loans include a personal guaranty from the principal(s). 19

Food Services/Restaurant Portfolio Reflects Diversity In Size, Type And Geography As of September 30, 2020 Food Services/Restaurants portfolio reflects diversity in size, type and geography • Portfolio size of $106 million. • Diversified and granular portfolio with average loan size of $250 thousand. • Geographically dispersed exposure, with most destinations now open, subject to government capacity limits. 20

Arts and Entertainment: Portfolio Risk Assessment Shows Reasonable Ability To Perform Given Current Environment As of September 30, 2020 The Arts/Entertainment portfolio risk assessment shows reasonable ability to perform given current environment • Portfolio of $290 million. • Diverse portfolio with average loan size of $1.1 million. • Largest sub-sector includes fitness centers. 80% of fitness portfolio comprised primarily of regional YMCA facilities across five-state footprint, which are open and operating as well as providing social and youth support activities during pandemic. • Performing Arts Promoters, Theater & Performing Arts and Spectator & Sports Teams portfolios reviewed and reflect reasonable ability to perform given current environment. 21

Healthcare: CCRC’s Show Solid Occupancy, Performance And Continue To Have Waiting Lists As of September 30, 2020 CCRC's show solid occupancy, performance and continue to have waiting lists • Portfolio of $967 million. • Healthcare portfolio granular and diverse. • Largest exposure is Nursing and Continuing Care facilities, which are primarily non-profit, religious-affiliated facilities across five state footprint. Specific characteristics include: ◦ 90-95% Occupancy at most facilities. ◦ Lengthy waiting lists. ◦ Demographics reflect continued demand. ◦ Minimal non-pass exposure • General Medical and Surgical Hospital exposure is primarily to investment grade regional medical systems. 22

Retail Exposure Includes Significant Auto Dealership Portfolio That Has Rebounded Nicely As of September 30, 2020 Retail exposure includes significant auto dealership portfolio that has rebounded nicely 5% • Portfolio of $680 million. • Approximately $457 million in Auto and Equipment Dealership exposure. Retail New and Used car sales are strong. • Remaining portfolio granular and diverse. Stores are open and operating. (1) Other includes the following categories and corresponding percentages: Home Furnishings Stores (3%), Nonstore Retailers & Direct Sell (2%), Health and Personal Care Stores (2%), Clothing & Jewelry Stores (2%) and Sporting Goods & Hobby (1%). 23

Energy Portfolio Detail: No Direct Exposure To Upstream Or Midstream; Downstream Comprised Of Oil And Gasoline Retail Distribution As of September 30, 2020 • Upstream - Exploration and production sector. Includes searching for crude oil and natural gas fields, drilling of exploratory wells, and drilling and operating wells to bring crude oil and/or raw natural gas to the surface. • Midstream - Involves the transportation (by pipeline, rail, barge, oil tanker or truck), storage, and wholesale marketing of crude or refined petroleum products. • Downstream - Refers to the refining of petroleum crude oil and the processing and purifying of raw natural gas, as well as the marketing and distribution of products derived from crude oil and natural gas. The downstream sector touches consumers through products such as gasoline, kerosene, jet fuel, diesel oil, heating oil, fuel oils, lubricants, waxes, asphalt, natural gas, and liquefied petroleum gas (LPG) as well as hundreds of petrochemicals. Petrochemicals are broken out separately for this exercise. 24

RECENT FINANCIAL PERFORMANCE & HIGHLIGHTS

Income Statement Summary Change From 3Q20 2Q20 3Q19 (dollars in thousands, except per-share data) Net Interest Income $ 154,116 $ 1,362 $ (7,144) Provision for Credit Losses 7,080 (12,490) 4,910 Non-Interest Income 63,246 10,329 7,925 Securities Gains 2 (3,003) (4,490) Non-Interest Expense 139,147 (3,859) (7,623) Income before Income Taxes 71,137 25,036 (996) Income Taxes 9,529 2,988 (496) Net Income $ 61,607 $ 22,049 $ (501) Net income per share (diluted) $ 0.38 $ 0.14$ 0.01 ROA (1) 0.97% 0.31% (0.18)% ROE (2) 10.32% 3.43% (0.32)% ROE (tangible) (3) 13.50% 4.51% (0.53)% Efficiency ratio (3) 62.3% (4.0)% (1.3)% (1) ROA is return an average assets determined by dividing net income for the period indicated by average assets, annualized. 26 (2) ROE is return on average shareholders’ equity determined by dividing net income for the period indicated by average shareholders’ equity, annualized. (3) Non-GAAP financial measure. Please refer to the calculation and management’s reasons for using this measure on the slide titled “Non-GAAP Reconciliation” at the end of this presentation .

Net Interest Income And Margin AVERAGE INTEREST-EARNING ASSETS & YIELDS ($ IN BILLIONS) NET INTEREST INCOME & NET INTEREST MARGIN (1) ($ IN MILLIONS) ~ $730 million ~ $610 million AVERAGE LIABILITIES & RATES ($ IN BILLIONS) 27 (1) Using a 21% federal tax rate and statutory interest expense disallowances.

Asset Quality ($ IN MILLIONS) PROVISION FOR CREDIT LOSSES NON-PERFORMING LOANS (NPLS) & NPLS TO LOANS NET CHARGE-OFFS (NCOS) AND NCOS TO AVERAGE LOANS ALLOWANCE FOR CREDIT LOSSES (ALLOWANCE) (1) TO NPLS & LOANS (1) The allowance for credit losses (“ACL”) relates specifically to "Loans, net of unearned income" and does not include the ACL related to off-balance-sheet credit 28 exposures. The company adopted ASU 2016-13 (CECL), effective January 1, 2020.

Non-Interest Income (1) Three months ended September 30, 2020 (percent of total non-interest income) 3Q20 2Q20 Change (dollars in thousands)  Wealth Management $ 14,943 $ 13,407 $ 1,536  Mortgage Banking 16,801 9,964 6,837  Consumer Banking 10,423 9,138 1,285  Commercial Banking 18,311 16,748 1,563  Other 2,769 3,660 (891) Total $ 63,246 $ 52,917 $ 10,329 Non-interest income (1) increased 20% from 2Q20 Increases in all major categories:  Brokerage income  Combined impact of higher sale gains (volume and spreads) and a $1.5 million MSR impairment charge in 3Q20, compared to $6.6 million MSR impairment charge in 2Q20.  Mainly overdraft fees  Primarily merchant fees and Small Business Administration income 29 (1) Excludes investment securities gains.

Non-interest Expense Three months ended September 30, 2020 3Q20 2Q20 Change (percent of total non-interest expense) (dollars in thousands)  Salaries and Benefits $ 79,227 $ 81,012 $ (1,785)  Occupancy 13,221 13,144 77  Data Processing and Software 12,285 12,193 92  Other Outside Services 7,617 7,600 17  Prepayment Penalty on FHLB Advances — 2,878 (2,878)  Other 26,797 26,179 618 Total $ 139,147 $ 143,006 $ (3,859) Non-interest expense decreased 2.7% from 2Q20 Decreases in:  COVID-19 bonuses in 2Q20 and seasonal decrease in payroll taxes, partially offset by higher health insurance expense  Prepayment Penalty on FHLB Advances recorded in 2Q20 Increases in:  $1.5 million SEC litigation settlement recorded in 3Q20 30

Cost Savings Initiatives Comprehensive review of expenses undertaken over the past 4 months resulting in the following cost savings initiatives: Projected • Previously disclosed 21 financial centers expected to be $16-$17 closed and consolidated in January 2021 • Further cost savings initiatives planned related to delivery systems, reallocation of management responsibilities and flattening of reporting structures, vendor contracts and streamlining of other functions • Including the 21 financial center closures and consolidation announced on October 1, 2020, initiatives expected to result in annualized pre-tax savings of $25 million to be fully- realized in 2Q21 Actual Projected $0.8 $0-$1 • A portion of the savings to be reinvested to accelerate digital transformation • Anticipate aggregate pre-tax charges of $17 to $19 million to be recorded, which are expected to be recovered through non-interest expense reductions within approximately 8 months 31

Q4 2020 Outlook All previous guidance for 2020 has been withdrawn due to the impact from COVID-19. At this time, select guidance for the fourth quarter of 2020 will be provided on the following areas in comparison to third quarter of 2020 actual results, except effective tax rate is the expected range of the effective tax rate for the fourth quarter of 2020: • Loans: Overall loan growth, including PPP, expected to be +/- 1 - 2%. • Deposits: Overall deposit decline expected to be 3 - 5%, with seasonal municipal deposit outflows accompanied by modest runoff of PPP funds. • Net Interest Income : In the range of $153 - $158 million, which includes $3-4 million attributable to PPP loan forgiveness. • Non-Interest Income: In the range of $57 - $62 million. • Non-Interest Expense: In the range of $139 - $142 million, excluding charges related to cost saving initiatives. • Effective Tax Rate: Between 14.5% - 15.5% 32

APPENDIX

Average Loan Portfolio And Yields Change in 3Q 2020 Balance From Yield From Balance Yield 2Q 2020 3Q 2019 2Q 2020 3Q 2019 (dollars in millions) Real estate - commercial mortgage$ 6,987 3.27% $ 111 $ 498 (0.20%) (1.30%) Commercial & industrial 5,984 2.53% 274 1,569 (0.82%) (2.03%) Real estate - residential mortgage 2,975 3.73% 205 462 (0.15%) (0.33%) Real estate - home equity 1,238 3.87% (33) (126) (0.04%) (1.40%) Real estate - construction 982 3.84% 41 77 0.31% (0.84%) Consumer 465 4.07% (1) 7 (0.10%) (0.29%) Equipment lease financing 279 3.96% (6) 1 0.52% (0.45%) Other (29) - (42) (44) - % - % - Total Loans $ 18,881 3.38% $ 549 $ 2,444 (0.14%) (1.17%) 34 Note: Presented on an FTE basis, using a 21% federal tax rate and statutory interest expense disallowances. Average loan portfolio and yield are for the three months ended September 30, 2020, June 30, 2020 and September 30, 2019.

Average Customer Funding And Rates Change In 3Q 2020 Balance From Rate From Balance Rate 2Q 2020 3Q 2019 2Q 2020 3Q 2019 (dollars in millions) Noninterest bearing demand$ 6,271 - % $ 481 $ 2,023 - % - % Interest-bearing demand 5,591 0.14% 487 1,143 (0.03%) (0.68%) Savings 5,716 0.16% 270 690 (0.09%) (0.71%) Brokered 315 0.56% 3 62 0.02% (1.84%) Time 2,495 1.58% (130) (480) (0.13%) (0.28%) Total Deposits 20,388 0.29% 1,111 3,438 (0.07%) (0.55%) Cash Management 613 0.24% 66 280 0.01% -0.56% Total Customer Funding$ 21,001 0.28% $ 1,177 $ 3,718 -0.07% (0.56%) 35 Average deposit portfolio and rate are for the three months ended September 30, 2020, June 30, 2020 and September 30, 2019.

Non-Interest Income (1) $ Change from Q3 2020 Q2 2020 Q3 2019 Q2 2020 Q3 2019 (in thousands) Wealth management $ 14,943 $ 13,407 $ 13,867 1,536 1,076 Mortgage banking 16,801 9,964 6,658 6,837 10,143 Consumer banking: Card 5,002 4,966 5,791 36 (789) Overdraft 3,015 2,107 4,682 908 (1,667) Other consumer banking 2,406 2,065 2,860 341 (454) Total consumer banking 10,423 9,138 13,333 1,285 (2,910) Commercial banking: Merchant and card 6,237 5,326 6,166 911 71 Cash management 4,742 4,503 4,696 239 46 Capital markets 4,696 5,004 4,448 (308) 248 Other commercial banking 2,636 1,914 3,478 722 (842) Total commercial banking 18,311 16,747 18,788 1,564 (477) Other 2,769 3,660 2,675 (891) 94 Non-Interest Income before Investment Securities Gains $ 63,247 $ 52,916 $ 55,321 10,331 7,926 36 (1) Excluding investment securities gains.

Non-Interest Expense $ Change from Q3 2020 Q2 2020 Q3 2019 Q2 2020 Q3 2019 (in thousands) Salaries and employee benefits $ 79,227 $ 81,012 $ 78,211 $ (1,785) $ 1,016 Net occupancy 13,221 13,144 12,368 77 853 Data processing and software 12,285 12,193 11,590 92 695 Other outside services 7,617 7,600 12,163 17 (4,546) Professional 2,879 3,331 3,331 (452) (452) Equipment 3,711 3,193 3,459 518 252 FDIC insurance 1,578 2,133 239 (555) 1,339 Marketing 1,147 1,303 3,322 (156) (2,175) Amortization of tax credit investments 1,694 1,450 1,533 244 161 Intangible amortization 132 132 1,071 - (939) Prepayment penalty on FHLB advances - 2,878 4,326 (2,878) (4,326) Other 15,656 14,637 15,157 1,019 499 Total Non-Interest Expense$ 139,147 $ 143,006 $ 146,770 $ (3,859) $ (7,623) 37

Non-GAAP Reconciliation Note : The Corporation has presented the following non-GAAP (Generally Accepted Accounting Principles) financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation's results of operations and financial condition. Presentation of these non-GAAP financial measures is consistent with how the Corporation evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation's industry. Investors should recognize that the Corporation's presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety. Three Months Ended Sep 30 Jun 30 Sep 30 2019 2020 2020 Return on Average Shareholders' Equity (ROE) (Tangible) Net income $ 62,108 $ 39,559 $ 61,607 Plus: Intangible amortization, net of tax 846 104 103 Net income (numerator) $ 62,954 $ 39,663 $ 61,710 Average shareholders' equity $ 2,315,585 $ 2,309,133 $ 2,374,091 Less: Average goodwill and intangible assets (535,184) (535,103) (534,971) Average tangible shareholders' equity (denominator) $ 1,780,401 $ 1,774,030 $ 1,839,120 Return on average shareholders' equity (tangible), annualized 14.03% 8.99% 13.50% 38

Non-GAAP Reconciliation

	Years Ended						Nine Months Ended		Three Months Ended		
	2014	2015	2016	2017	2018	2019	Sep 30 2019	Sep 30 2020	Sep 30 2019	Jun 30 2020	Sep 30 2020
Efficiency ratio											
Non-interest expense	$ 459,246	$ 480,160	$ 489,519	$ 525,579	$ 546,104	$ 567,736	$ 428,762	$ 424,705	$ 146,770	$ 143,006	$ 139,147
Less: Intangible Amortization	(1,259)	(247)	-	-	-	(1,427)	(1,285)	(397)	(1,071)	(132)	(132)
Less: Amortization of tax credit investments	-	-	-	(11,028)	(11,449)	(6,021)	(4,516)	(4,594)	(1,533)	(1,450)	(1,694)
Less: Loss on redemption of trust preferred securities	-	(5,626)	-	-	-	-	-	-	-	-	-
Less: Prepayment penalty on FHLB advances	-	-	-	-	-	(4,326)	(4,326)	(2,878)	(4,326)	(2,878)	-
Non-interest expense (numerator)	$ 457,987	$ 474,287	$ 489,519	$ 514,551	$ 534,655	$ 555,962	$ 418,635	$ 416,836	$ 139,840	$ 138,546	$ 137,321
Net interest income (fully taxable-equivalent)	$ 532,322	$ 518,464	$ 541,271	$ 598,565	$ 642,577	$ 661,356	$ 498,877	$ 476,931	$ 164,517	$ 155,854	$ 157,106
Plus: Total Non-interest income	167,379	181,839	190,178	207,974	195,525	216,160	160,880	173,814	59,813	55,922	63,248
Less: Investment securities gains	(2,041)	(9,066)	(2,550)	(9,071)	(37)	(4,733)	(4,733)	(3,053)	(4,492)	(3,005)	(2)
Net interest income (denominator)	$ 697,660	$ 691,237	$ 728,899	$ 797,468	$ 838,065	$ 872,783	$ 655,024	$ 647,692	$ 219,838	$ 208,771	$ 220,352
Efficiency ratio	65.6%	68.6%	67.2%	64.5%	63.8%	63.7%	63.9%	64.4%	63.6%	66.4%	62.3%

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